EXHIBIT 10.1

                                   ITEM 1,(3)

            AGREEMENT FOR PURCHASE AND SALE OF STOCK BETWEEN PHOENIX
              RESOURCES TECHNOLOGIES, INC. AND JAMES E. HUGHES, SR.
                             DATED August 12, 1996




















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                    AGREEMENT FOR PURCHASE AND SALE OF STOCK

             THIS AGREEMENT FOR THE PURCHASE AND SALE OF STOCK (the
"Agreement") dated the 12th day of August 1996, is hereby Made and entered into by and between PHOENIX RESOURCES TECHNOLOGIES, INC. (hereafter the "Seller") a Nevada corporation, formerly known as HUGHES RESOURCES, INC., and JAMES E. HUGHES, SR. (hereafter the "Buyer"), an individual, which parties covenant and agree as follows:

         WHEREAS, on January 31. 1996, the Seller executed and delivered to the Buyer the Agreement for Purchase and Sale of Stock (the "Original Purchase Agreement"), whereby the Seller agreed to sell and the Buyer agreed to purchase one hundred percent (100%) of the outstanding capital stock, both common and preferred (hereafter referred to as the "HWP Shares"), of Hughes Wood Products. Inc. ("HWP"), and

         WHEREAS, as a part of the Original Purchase Agreement, the Seller agreed that if it was unable to (a) pay off and liquidate, within sixty (60) days, the obligations and indebtedness to Agriculture Production Credit Association ('AgPCA") and Community Bank ("Bank") (such indebtedness and obligations to AgPCA and the Bank being hereafter referred to collectively as the "HWP Indebtedness") on certain properties of HWP to be retained by the Seller under the terms of the Original Purchase Agreement (hereafter the "Retained Properties"), or (b) substitute collateral therefor within thirty (30) days therefrom so as to release the remaining assets of HWP and the personal guarantee of the Buyer from liability on the HWP Indebtedness, it would give up any and all rights, title, and interest in and to the Retained Assets and in the stock (the "HWI Shares") of Houston Woodtech. Inc ("HWI"), a Texas corporation wholly owned by HWP, and title to such Retained Assets and the HWI Shares would, without need for further action by the parties, vest in the Buyer, and

         WHEREAS, despite the intent of the parties in the Original Purchase Agreement to transfer and convey the Retained Assets to the Seller, no such transfers, conveyances, assignments, or other disposition of such Retained Assets was ever made or consummated, and

         WHEREAS, the Seller failed to pay off or liquidate the HWP Indebtedness and failed to substitute collateral therefor within the time required by, and in accordance with, the terms and conditions of the Original Purchase Agreement, and

         WHEREAS, as a result thereof, the Buyer, in accordance with the terms and conditions of the Original Purchase Agreement, took possession and control of the Retained Assets and the HWJ Shares and has used the Retained Assets and has operated and transacted business for and on behalf of HWP and HWI since that time, and

         WHEREAS, the parties now desire to (a) amend, modify, and ratify such Original Purchase Agreement so as to more accurately and specifically memorialize and reflect the terms, conditions, and provision of the agreements of the parties and (b) acknowledge, confirm, and ratify the acts, conduct, and decisions of the Buyer in connection with his use and management of the Retained Assets, the operations of the business of HWP and HWI, and the transactions related thereto.

         NOW THEREFORE, in consideration of the mutual promises, covenants, releases, and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the



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parties,  intending to be legally  bound hereby do hereby  covenant and agree as follows:

     1. Purchase and Sale of HWP Shares. Upon the terms and subject to the conditions set forth in this

     2. Agreement, and upon the representations and warranties made herein by the Seller hereunder, the Seller, on the Closing Date (as such term is hereinafter defined) hereby agrees to sell, assign, transfer and deliver to Buyer, and Buyer will purchase and acquire from the Seller, any and all of the issued and outstanding HWP Shares, both common and preferred. The exact number of shares of the HWP Shares to being sold by the Seller hereunder is One Thousand (1000) common shares, $1.00 par value per share, and Two (2) preferred shares, $1,000.00 par value per share.

     2 Purchase and Sale of HWI Shares. Upon the terms and subject to the conditions set forth in this Agreement, and upon the representations and warranties made herein by the Seller hereunder, the Seller, on the Closing Date (as such term is hereinafter defined), hereby agrees to sell, assign, transfer and deliver to Buyer, and Buyer will purchase and acquire from the Seller, any and all of the issued and outstanding HWJ Shares, both common and preferred. The exact number of shares of the HWI Shares to being sold by the Seller hereunder is _________ common shares, $_____ par value per share

     3 Purchase Price. Upon the terms and subject to the conditions set forth in this Agreement, in reliance upon the representations, warranties, covenants and agreements of the Seller contained herein, and in consideration for the sale, conveyance, assignment, transfer and delivery of the HWP Shares and the HWJ Shares, Buyer agrees to pay to the Seller an aggregate purchase price (the "Purchase Price") as follows:

     (a) Transfer of Oil Properties. The Buyer hereby agrees to sell, transfer, assign, and convey to Seller any and all right, title, and interest in and to the Forty-Nine (49) oil wells (hereafter referred to as the "Oil Properties") located in West Virginia, which Oil Properties are more specifically described in Exhibit "A" attached hereto, which
          Exhibit is incorporated herein by reference for all purposes.

     (b) Assumption of A~PCA Indebtedness. The Buyer hereby agrees to execute and deliver to the Seller, at the closing, a liabilities undertaking in the form of Exhibit "B" attached hereto, which Exhibit is hereby incorporated by reference herein for all purposes, assuming and agreeing to pay any and all obligations and indebtedness of HWP and/or HWI owing to AgPCA (hereafter referred to as the "AgPCA Indebtedness") In addition, the Seller hereby transfers, assigns, and conveys to the Buyer any and all rights, title, and/or interest in and to any privileges, benefits, or other rights associated with the AgPCA
          Indebtedness In connection with the assumption of the AgPCA Indebtedness, the Seller hereby agrees to execute and deliver any and all agreements, assignments, assumptions, or other documents or instruments which may be necessary to authorize and/or allow the assumption of such obligations by the Buyer and to transfer to the Buyer any rights and benefits appurtenant thereto.

     (c) Buyer's Promissory Note. The Buyer hereby agrees to execute and deliver to the Seller his non-negotiable promissory note (hereafter the "Buyer's Note") in the aggregate principal amount of One Million Dollars and No/100 (51.000.000 00), in the form attached hereto as Exhibit "C", which Exhibit is hereby incorporated by reference herein for all purposes Such Buyer's Note shall bear interest at the rate of six percent (6%) per annum and shall specifically provide that such Buyer's Note shall not be negotiable by the Seller and shall contain specific provisions that neither the Buyer nor any officer, director, or shareholder of HWP or HWI shall have any individual or personal


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          liability or  obligation  for the  repayment of the  indebtedness  due under such Note, and that the sole remedy for the payment and enforcement of the Buyer's Note shall be to foreclose the Seller's security interest in the collateral pledged to the Seller under the terms of the Security Agreement described below Such Buyer's Note shall not be assignable or transferable to any third party without the prior written consent of the Buyer.

     (d) Security Agreement; Collateral for Buyer's Note. In order to secure the payment of the Buyer's Note, the Buyer hereby agrees to execute and deliver to the Seller his Security Agreement for Pledge of Instrument and Pledge Agreement (the "Security Agreement") granting to the Seller a security interest in and pledging such property as the parties shall hereafter, by separate agreement, mutually agree. Such Security Agreement shall provide that neither the Buyer nor any officer, director, or shareholder of HWP or HWJ shall have any individual or personal liability or obligations under the Security Agreement, and that the sole remedy for the payment and enforcement of the Buyer's Note shall be to foreclose the Seller's security interest in the collateral pledged to the Seller under the terms thereof. Further such Security Agreement shall provide that the Seller, as the secured party thereunder, will not at any time bring any action, suit, or proceeding against the Buyer, HWP, HWI, or any of the officers, directors, or shareholders thereof, to recover a money judgment for any sum due under the terms of the Buyer's Note. In addition such Security Agreement shall provide that the Seller hereby waives any right to any deficiency judgment on said Buyer's Note and agrees to look solely to the collateral for the satisfaction of any and all claims asserted in connection with the payment or enforcement of the Buyer's Note

     (c) Delivery of Stock Certificates. At Closing, the Seller hereby agrees to deliver to the Buyer any and all certificates evidencing the exact number of the HWP Shares and the HWI Shares owned by the Seller or HWP, but not less than one hundred percent (100%) of such outstanding shares, such HWP Shares and HWI Shares shall be in a form ready for transfer and duly endorsed to the Buyer. In addition, the Seller, at the Closing, and from time to time thereafter as may be required, hereby agrees to execute and deliver to the Buyer such other stock powers, agreements. Documents, and instruments, and take such other actions, as the Buyer, in his discretion, may deem necessary, in order to more fully vest in the Buyer and perfect his title to (a) any and all right, title, and interest in and to One Hundred Percent (100%) of the HWP Shares and the HWI Shares and (b) any and all other right, title, and interest, or claim or demand of any kind which the Seller may have in. to, or upon any of the properties, assets, or business of HWP and HWI. In the event that the Seller are unable to locate or deliver the certificate or certificates representing the HWP Shares and the HWI Shares, then the Seller hereby agrees to execute and deliver to HWP, HWJ, and/or the Buyer, such affidavit(s) of lost certificates as may be necessary to authorize and allow the boards of directors of HWP and HWI to cancel any lost certificates and authorize the reissuance thereof in accordance with the terms, conditions, and provisions of this Agreement.

     4 Closing. The closing of the purchase and sale of the HWP Shares and the HWI Shares provided herein (the "Closing") will be on August 12. 1996. Such date and time of Closing is herein referred to as the "Closing Date". The parties hereby agree that the effective date of the transactions evidenced by this Agreement shall will be April 30, 1996 (the "Effective Date").

     5. Representations and Warranties of Seller and Joining Parties. The Seller hereby represents and warrants to Buyer as follows



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     (a)  Existence.  Good Standing;  Corporate Authority;  Compliance With Law.
          The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Seller, HWP and HWI are duly licensed or qualified to do business as foreign corporations and are in good standing under the laws of any other jurisdiction in which the character of the property owned or leased by them therein or in which the transaction of their business makes such qualification necessary. The Seller, HWP, and HWI have all requisite corporate power and authority to own their property and carry on their business as now conducted. The Seller, HWP and HWI are not in default with respect to any order of any court, governmental authority or arbitration board or tribunal to which they are a party or is subject, and the Seller, HWP, and HWI are not in violation of any laws, ordinances, governmental rules or regulations to which they are subject. The Seller, HWP, and HWI have obtained all licenses, permits and other authorizations and have taken all action required by applicable law or governmental regulation in connection with their business as now conducted.

     (b) Capitalization. HWP has authorized capital stock consisting solely of Two Hundred Thousand (200,000) shares of common stock, $1.00 par value per share, of which One Thousand (1,000) shares and no more are presently issued and outstanding. HWI has authorized capital stock consisting solely of ____ shares of common stock, $ par value per share, of which ____________ shares and no more are presently issued and outstanding Except for rights granted pursuant to this Agreement, there are no outstanding rights, warrants, options, subscriptions, agreements or commitments giving any one any right to require HWP or HWI to sell or issue any capital stock or other securities.

     (c) Jurisdictions. Schedule 5(c) contains a list of all jurisdictions in which the HWP and HWI are presently licensed or qualified to do business. The Seller. HWP and HWI have complied in all material respects with all applicable laws of each such jurisdiction and all applicable rules and regulations of each regulatory agency therein. HWP and HWJ have not been denied admission to conduct any type of business in any jurisdiction in which they are not presently admitted as set forth in such Schedule 5(c), have not had their license or qualification to conduct business in any jurisdiction revoked or suspended and has not been involved in any proceeding to revoke or suspend a license or qualification.

     (d) Records. The corporate minute books of HWP and HWJ shall be delivered to Buyer at the Closing and will contain true and complete copies of the articles of incorporation and by-laws, as amended to the Closing Date, the minutes of all meetings of directors and shareholders and certificates reflecting all actions taken by the directors or shareholders without a meeting from the date of incorporation of HWP and HWI to the Closing Date.

     (e) Officers and Directors, Bank Accounts; Powers of Attorney; Insurance. The officers and directors of HWP and HWI are as set forth in Schedule 5(e)-i Schedule 5(e)-2 sets forth (I) the name of each bank, savings institution or other person with which HWP and/or HWI had or has an account or safe deposit box and the names and identification of all persons authorized to draw thereon or to have access thereto, (ii) the names of all persons, if any, holding powers of attorney from the Seller (with respect to the business or operations of HWP or HWI), HWP, and/or HWJ and a summary statement of the terms thereof, and
          (iii) a list of all insurance policies owned by HWP and/or HWI, together with a brief statement of the coverage thereof.

     (f) Financial Statements. The financial statements and books and records of HWP and HWI fully and fairly set forth the financial condition and



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          operations of HWP and HWI as of the dates indicated  therein,  and the results of HWP's and HWI's operations for the periods indicated, and have been prepared in accordance with generally accepted accounting principles consistently applied, except as otherwise stated therein.

          Undisclosed  Liabilities.  HWP and HWI do not have any  liabilities or obligations whatsoever, either accrued, absolute, contingent or otherwise, which are not reflected or provided for in its financial statements except those specifically described in the Schedules hereto

     (g) Absence of Certain Changes or Events. Prior to the Effective Date hereof, HWP and HWI have not.

          (1) incurred any obligation or liability (fixed or contingent), except normal trade or business obligations incurred in the ordinary course of business and consistent with past practice, none of which is materially adverse, and except in connection with this Agreement and the transactions contemplated hereby;

          (2)  discharged   or  satisfied   any  lien,   security   interest  or
               encumbrance or paid any obligation or liability (fixed or contingent), other than in the ordinary course of business and consistent with past practice;

          (3) mortgaged, pledged or subjected to any lien, security interest or other encumbrance any of its assets or properties (other than mechanic's. materialman's and similar statutory liens arising in the ordinary course of business and purchase money security interests arising as a matter of law between the date of delivery and payment);

          (4) transferred, leased or otherwise disposed of any of their assets or properties except for a fair consideration in the ordinary course of business and consistent with past practice or, except in the ordinary course of business and consistent with past practice, acquired any assets or properties;

          (5) canceled or compromised any debt or claim, except in the ordinary course of business and consistent with past practice.

          (6)  waived or released any rights of material value;

          (7) transferred or granted any rights under any concessions, leases, licenses, agreements, patents, inventions, trademarks, trade names, service marks or copyrights or with respect to any know-how;

          (8) made or granted any wage or salary increase applicable to any group or classification of employees generally, entered into any employment contract with, or made any loan to, or entered into any material transaction of any other nature with, any officer or employee.

          (9)  entered into any  transaction,  contract or commitment not in the
               ordinary   course  of  business  and  this   Agreement   and  the
               transactions contemplated hereby;


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          (10) suffered any casualty loss or damage (whether or not such Toss or damage shall have been covered by insurance) which affects in any material respect its ability to conduct business; or

          (11) declared any dividends or bonuses, or authorized or affected any amendment or restatement of its articles of incorporation or by-laws or taken any steps looking toward dissolution or liquidation

               Between the date of this Agreement and the Closing Date, the Seller will not do or attempt to do, on behalf of HWP and/or HWI, any of the things listed in subparagraphs (1) through (11) above

          (h) Taxes. HWP and HWI have (I) duly and timely filed or caused to be filed all federal, state, local and foreign tax returns (including, without limitation, consolidated and/or combined tax returns) required to be filed by it prior to the date of this Agreement which relate to their business or with respect to which HWP or HWI, or their assets or properties, are liable or otherwise in any way subject, (ii) paid or fully accrued for all taxes shown to be due and payable on such returns (which taxes are all the taxes due and payable under the laws and regulations pursuant to which such returns were filed), and

          (i) properly accrued for all such taxes accrued in respect of HWP and/or HWI or the assets and properties of thereof for periods subsequent to the periods covered by such returns. No deficiency in payment of taxes for any period has been asserted by any taxing body and remains unsettled at the date of this Agreement. Copies of all federal and state income (or franchise) tax returns of HWP and HWI have been made available for inspection by Buyer..

          (j) Title to Shares. The HWP Shares and the HWI Shares are duly authorized, validly issued, fully paid and nonassessable and are owned by the Seller free and clear of all liens, encumbrances, Charges, assessments and adverse claims. The HWP Shares and the HWI Shares are subject to no restrictions with respect to transferability to Buyer in accordance with the terms of this Agreement. Upon transfer of the HWP Shares and the HWI Shares by the Seller, the Buyer will. as a result, receive good and marketable title to all of such Shares, free and clear of all liens, encumbrances, charges, assessments, restrictions and adverse claims

          (k) Title to Property and Assets. HWP and HWI have good and marketable title to all of the properties and assets used by them in the conduct of their business (including, without limitation. the properties and assets reflected in its balance sheets except an>' thereof since disposed of for value in the ordinary course of business), and none of such properties or assets is, except as disclosed in said balance sheets or the Schedules hereto, subject to a contract of sale not in the ordinary course of business or to security interests, mortgages, encumbrances, liens or charges of any kind or character.

          (l) Real Estate. Schedule 5(1) contains a list of all real property owned by HWP and HWJ or in which HWP or HWI have a leasehold or other interest and of any lien, charge or encumbrance thereupon. Such Schedule also contains a description identifying all such real property and the significant rental terms (including rents, termination dates and renewal conditions). The improvements upon such properties and use thereof by HWP or HWI conform to all applicable lease restrictions zoning and other local ordinances

          (m) List of Contracts and Other Data. Schedule 5(m) sets forth the following


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               (1)  (I) all computer  software,  patents and  registrations  for trademarks, trade names, service marks and copyrights which are unexpired as of the date hereof and are used in connection with the operation of HWP's and HWI's business, all applications pending on said date for patents or for
                    trademark,   trade   name,   service   mark   or   copyright
                    registrations, and all other proprietary rights, owned or held by HWP or HWI and which are reasonably necessary to. or primarily used in connection with, their business, and (ii) all licenses granted by or to HWP or HWI and any and all other agreements to which they are a party and which relate, in whole or in part, to any items of the categories mentioned in (I) above or to other proprietary rights which are reasonably necessary to, or used in connection with, HWP's and HWI's business;

               (2) All collective bargaining agreements, employment and consulting agreements, executive compensation plans, bonus plans. profit-sharing plans, deferred compensation agreements, employee pension or retirement plans, employee stock purchase and stock option plans, group life insurance, hospitalization insurance or other plans or arrangements providing for benefits to employees of HWP and/or HWI;

               (3) All contracts, understandings and commitments (including. without limitation. mortgages, indentures and loan agreements) to which either HWP or HWI is a party, or to which HWP or HWJ or any of their assets or properties is subject, and which are not specifically referred to above;

               (4) The names and current annual compensation rates of all employees of HWP and HWI; and

               (5) All customer backlog which is represented by firm purchase orders, identifying the customers, products and purchase prices

                    True and complete copies of all documents and complete descriptions of all oral understandings, if any, referred to above have been provided or made available to Buyer and its counsel

     (n) No Breach or Default. Neither HWP nor HWJ is in default under any contract to which it is a party or by which it is bound, nor has any event occurred which, after the giving of notice or the passage of time or both, would constitute a default under any such contract. The Seller has no reason to believe that the parties to such contracts will not fulfill their obligations under such contracts in all material respects or are threatened with insolvency.

     (0) Labor Controversies. Neither HWP nor HWI is a party to any collective bargaining agreement. There are not any controversies between HWP or HWJ and any of their employees which might reasonably be expected to materially adversely affect the conduct of their business, or any unresolved labor union grievances or unfair labor practice or labor arbitration proceedings pending or, to the knowledge of the Seller, threatened relating to HWP's and HWI's business and, to the knowledge of the Seller, there are not any organizational efforts presently being made or threatened involving any of HWP's or HWI's employees. Neither the Seller, HWP, nor HWI have received notice of any claim that HWP or HWI have not complied with any laws relating to the employment of labor, including any provisions thereof relating to wages, hours, collective bargaining, the payment of social security and similar taxes, equal employment opportunity, employment discrimination and employment safety, or that HWP and/or HWI may be


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          liable for any arrears of wages or any taxes or penalties  for failure to comply with any of the foregoing.

     (p) Litigation. Except as set forth in Schedule 5(p), there are no actions, suits or proceedings with respect to HWP or HWI involving claims by or against such entitles pending or, to the knowledge of the Seller, threatened against HWP and HWI, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality. To the knowledge of the Seller, no basis for any action, suit or proceeding exists, and there are no orders, judgments, injunctions or decrees of any court or governmental agency with respect to which HWP or HWI have been named or is a party which apply, in whole or in part, to the business of HWP or HWI, the assets or properties thereof, or the HWP Shares or the HWI Shares, or which would result in any material adverse change in the business or prospects of HWP or HWI.

     (q) ERISA. Neither HWP nor HWJ has engaged in any transaction with respect to any employee benefit plan (a "Plan" as defined in Section 3(3) of ERIS, maintained by HWP or HWJ in connection with which it could be subjected to either a civil penalty assessed pursuant to Section 502(I) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code of 1986, as amended. No material liability to the Pension Benefit Guaranty Corporation (the "PBGC"), other than annual premium payments, has been or is expected by the Seller to be incurred b>' HWP or HWI with respect to any Plan. There has been no reportable event (within the meaning of Section 4043(b) of ERISA), which at the time of such event required notification within thirty (30) days to the PBGC, with respect to any Plan. There has been no other reportable event with respect to any Plan which could result in a material liability to Buyer or HWP or HWI as a result thereof. There has been no event or condition which presents a material risk of termination of any such Plan by the PBGC. Neither HWP nor HWI is now, nor has ever been, under any obligation to make any payments or contributions to any Multi-employer Plan (as that term is used under Section 3(37) of ERISA, and such entities do not have any accrued liability under
          Section 4201 of ERISA for any complete or partial withdrawal from a Multi-employer Plan. Full payment has been made of all amounts which HWP or HWI is required under the terms of each Plan to have paid as contributions to such Plan as of the last day of the most recent fiscal year of such Plan ended prior to the date hereof, and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Internal Revenue Code of 1986, as amended), whether or not waived, exists. Schedule 5(q) also contains a complete and accurate list of each employee benefit plan and related trust subject to ERISA to which HWP or HWI is a party or contributes. Each such Plan and related trust complies in all material respects in form and operation with the requirements of ERISA and any other applicable statutes, orders, governmental rules and regulations. All reports and other filings with respect to such Plans required by statute or regulation have been filed. HWP and HWI do not now have, nor have they ever previously formed, maintained or terminated, a defined benefit plan HWP and HWI do not have a defined contribution plan (purchase money or target benefit) for which there is an accrued benefit.

     (r) No Brokers. Neither the Sellers, HWP, nor HWI has entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Buyer. HWP. and HWI to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, and the Seller is aware of any claim or basis for any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

     (s) Validity and Effect of Agreements. This Agreement constitutes, and all agreements and documents contemplated hereby when executed and delivered pursuant hereto for value received will constitute, the valid and legally binding obligations of the Seller enforceable in accordance with their terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. The consummation of the transactions contemplated hereby does not require the consent of any third party not obtained, will not result in the material breach of any term or provision of, or constitute a default under, any order, judgment, injunction, decree, indenture, mortgage, lease, lien, other agreement or instrument to which the Seller, HWP, or HWJ is a party or by which any of them is bound, and will not violate or conflict with any provision of the by-laws or articles of incorporation of the Seller, HWP. or HWI.

     (t) No Misrepresentation or Omission. No representation or warranty by the Seller as set forth herein or in any other paragraph or provision of this Agreement, or in any certificate or other document furnished or to be furnished by the Seller pursuant hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading or will omit to state a material fact necessary in order to provide Buyer with accurate information as to HWP and HWI.

     6. Representations and Warranties of Buyer. The Buyer hereby represents and warrants to the Seller as follows;

     (a) Authority. Buyer has all requisite power and authority to enter into this Agreement and to take all actions required by this Agreement.

     (b) Validity and Effect of Agreements. This Agreement constitutes, and all agreements and documents contemplated hereby when executed and delivered pursuant hereto for value received will constitute, the valid and legally binding obligations of the Buyer, enforceable in accordance with their terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. The consummation of the transactions contemplated hereby does not require the consent of any third party not obtained, will not result in the material breach of any term or provision of, or constitute a default under, any order, judgment, injunction, decree, indenture,. Mortgage, lease, lien, other agreement or instrument to which Buyer is a party or b> which he is bound.

     7 Indemnification by Seller

         (a) Upon the terms set forth herein, and with respect to any act, event, incident, occurrence or claim which occurred prior to the date hereof, the Seller hereby covenants and agrees to indemnify and hold the Buyer, HWP, and HWI harmless against, and will reimburse said parties (or HWP or HWI at Buyer's request) on demand for any claim, payment, loss, cost, damage, injury, harm, or expense (including attorneys fees and reasonable costs of investigation incurred in defending against such claim) made or incurred by Buyer. HWP, or HWI at any time after the Closing Date, including any aforementioned claim that results from any omission, misrepresentation, breach of warranty, or nonfulfillment of any term, provision, covenant or agreement on the part of the Seller contained in this Agreement, or from any misrepresentation in, or omission from, any agreement, document, certificate or other instrument furnished or to be furnished to Buyer pursuant to this Agreement.

         (b) Conditions of Indemnification. With respect to any actual or potential claim, any written demand, the commencement of any action, or the occurrence of any other event which involves any matter or related series of matters (a "Claim") against which a party hereto is indemnified (the "Indemnified Party") by the other party (the "Indemnifying Party") under the provisions hereof;

         (1) Promptly after the Indemnified Party first receives written documents pertaining to the Claim, or if such Claim does not involve a third party Claim, promptly after the Indemnified Party first has actual knowledge of such Claim, the Indemnified Party shall give notice to the Indemnifying Party of such Claim in reasonable detail and stating the amount involved, if known, together with copies of any such written documents. The Indemnifying Party shall have Ten (10) days from the personal delivery or mailing of the Claim notice (the "Notice Period") to notify the indemnified Party (I) whether or not it disputes its liability to the Indemnified Party hereunder with respect to such Claim, and (ii) notwithstanding any such dispute, whether or not it desires, at its sole cost and expense, to defend the Indemnified Party against such Claim.

         (2) If the Indemnifying Party disputes its liability with respect to such Claim or the amount thereof (whether or not the Indemnifying Party desires to defend the Indemnified Party against such Claim as provided below), such dispute shall be resolved in accordance with subparagraph (7) below. Pending the resolution of any dispute by the Indemnifying Party of its liability with respect to any Claim, such Claim shall not be settled without the prior written consent of the Indemnified Party

         (3) If the Indemnifying Party desires to defend the Indemnified Party against the Claim, then the Indemnifying Party shall have the right, at its sole cost, expense and ultimate liability regardless of the outcome, and through counsel of its choice, to litigate, defend, settle or otherwise attempt to resolve such Claim, except that the Indemnified Party may elect, at any time and at the Indemnified Party's sole cost, expense and ultimate liability, regardless of the outcome, and through counsel of its choice, to litigate, defend. settle or otherwise attempt to resolve such Claim. If the Indemnified Party so elects (for reasons other than the Indemnifying Party's failure or refusal to provide a defense to such Claim), then the Indemnifying Party shall have no obligation to indemnify the Indemnified Party with respect to such Claim, but such disposition will be without prejudice to any other right the Indemnified Party may have to indemnification under subparagraph (2) or (3) above, regardless of the outcome of such Claim. In any event, Buyer and the Seller shall fully cooperate with each other and their respective counsel in connection with any such litigation, defense, settlement or other attempted resolution.

         (4) If the Indemnifying Party elects not to defend the Indemnified Party against such Claim, whether by not giving the Indemnified Party timely notice as provided above or otherwise, then the amount of any such Claim or, if the same be defended by the Indemnifying Party, then that portion thereof as to which such defense is unsuccessful, in each case, shall be conclusively deemed to be a liability of the Indemnifying Party hereunder, unless the Indemnifying Party shall have disputed its liability to the Indemnified Party hereunder as provided above, in which event such dispute shall be resolved as provided in subparagraph (7) below.

         (5) In the event an Indemnified Party should have a Claim against the Indemnifying Party hereunder that does not involve a Claim being asserted against or sought to be collected from it by a third party, the Indemnified Party shall promptly send a notice with respect to such Claim to the Indemnifying Party. If the Indemnifying Party disputes its liability with respect to such Claim, such dispute shall be resolved in accordance with subparagraph (7) hereof, if the Indemnifying Party does not notify the Indemnified Party within the Notice Period that it disputes such Claim, the amount of such Claim shall be conclusively deemed a liability of the Indemnifying Party hereunder.

         (6) Upon the determination of the liability for indemnification as provided herein, the appropriate party shall pay to the other, as the case may be, within Ten (10) days after such determination, the amount of any claim for indemnification made hereunder. In the event that the Indemnified Party is not paid in full for any such claim pursuant to the foregoing provisions promptly after the other party's obligation to indemnify has been determined in accordance herewith, it shall have the right, notwithstanding any other rights that it may have against any other person or corporation, to setoff the unpaid amount of any such Claim against any amounts owed by it under this Agreement or any other agreements entered into pursuant to this Agreement. Upon the payment in full of any claim, either by setoff or otherwise, the entity making payment shall be subrogated to the rights of the Indemnified Party against any person, firm or corporation with respect to the subject matter of such Claim

         (7) All disputes under this Paragraph 7(b)(7) shall be settled by arbitration in Dallas, Texas, pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Arbitration may be commenced at any time by any party hereto giving written notice to each other party to a dispute that such dispute has been referred to arbitration under this subparagraph (7). Within Ten (10) days after the date of that written notice initiating arbitration, the Buyer and the Seller shall have each selected a single arbitrator and notified the other of the identity of their selections. The two selected arbitrators shall together select the third arbitrator within the next ten-day period. Any award rendered by the arbitrators shall be conclusive and binding upon the parties hereto; provided, however, that any such award shall be accompanied by a written opinion of the arbitrators giving the reasons for the award This provision for arbitration shall be specifically enforceable by the parties and the decision of the arbitrators in accordance herewith shall be final and binding and there shall be no right to appeal therefrom Each party shall pay its own expenses of arbitration and the expenses of the arbitrators shall be equally shared; provided, however, that if in the opinion of the arbitrators any claim for indemnification or any defense or objection thereto was unreason-able, the arbitrators may assess, as part of his award, all or any part of the arbitration expenses of the other party (including reasonable attorneys' fees and fees of the arbitrators) against the party raising such unreasonable claim defense or objection.

         (8) To the extent that arbitration may not be legally permitted hereunder and the parties to any dispute hereunder may not at the time of such dispute mutually agree to submit such dispute to arbitration, any party may commence a civil action in a court of appropriate jurisdiction to solve disputes hereunder. Nothing contained in this subparagraph (8) shall prevent the parties from settling any dispute by mutual agreement at any time

         (9) The indemnification rights of the parties hereunder are independent of and in addition to such rights and remedies as the parties may have at law or in equity or otherwise for any misrepresentation breach of warranty or failure to fulfill any agreement or covenant hereunder on the part of any party hereto including without limitation the right to seek specific performance rescission or restitution none of which rights or remedies shall be affected or diminished hereby.

     8. Releases by Buyer. In consideration for the promises payments covenants and agreements set forth herein, the Buyer for himself and for and on behalf of his employees agents, accountants, attorneys heirs, estates, legal representatives, heirs, estates, and assigns, either individually, singularly or jointly, whether named herein or not, do hereby forever release, acquit and discharge the Seller and its employees, officers, directors, shareholders, agents, assigns, insurers, bonding companies, affiliates, subsidiaries, parent companies, legal representatives, accountants, and attorneys, either individually, singularly or jointly, whether named herein or not, all and each of them, of and from, without limitation, any and all actions or causes of action, claims, demands, debts, damages, expenses, compensation, attorneys fees, loss or detriment of any character whatsoever whether past, present or future, whether known or unknown, in contract or tort, statutory or at common law, arising out of the Original Purchase Agreement, any previous transaction between the parties for the purchase and/or sale of the HWP Shares, the HWI Shares, and other transactions relating thereto, occurring or existing at an>' time prior to the effective date of this Agreement, which were or might have been asserted by any of them in any claim or action, based upon any act, event, omission or relationship by or between such parties, whether or not the same has actually been sued upon, asserted, or alleged.

     9. Releases by Seller. In consideration for the promises, payments, covenants, and agreements set forth herein, the Seller, for itself, and for and on behalf of any and all of its officers, directors, shareholders, agents. assigns, insurers, bonding companies, affiliates, Subsidiaries, parent companies, legal representatives. accountants. and attorneys, either individually, singularly or jointly, whether named herein or not, do hereby forever release. acquit and discharge the Buyer. HWP, HWI, and any and all of their respective officers, directors, shareholders, agents, insurers, bonding companies, affiliates, subsidiaries, parent companies, attorneys, accountants, estates, legal representatives, heirs, estates, and assigns, either individually, singularly or jointly, whether named herein or not, and hereby agree to indemnify and hold them harmless, all and each of them, of and from, without limitation, any and all actions or causes of action, claims, demands, debts, damages, expenses, compensation, attorneys fees, loss or detriment of any character whatsoever whether past, present or future, whether known or unknown, in contract or tort, statutory or at common law, arising out of the Original Purchase Agreement, any' previous transaction between the parties for the purchase and/or sale of the HWP Shares the HWJ Shares, and other transactions relating thereto, occurring or existing at any time prior to the effective date of this Agreement, which were or might have been asserted by any of them in any claim or action, based upon any act, event, omission or relationship by or between such parties, whether or not the same has actually been sued upon, asserted, or alleged.

     10. Survival of Obligations. Notwithstanding the provisions of Paragraphs 8 and 9 above, nothing contained herein shall be interpreted or construed to release, discharge, and/or otherwise affect the duties, Obligations, agreements, promises, Covenants, and/or liabilities of the Seller under this Agreement and an y documents, instruments, or documents executed in connection herewith.

     11. Taxes and Expenses. The Seller hereby covenants and agrees to assume and pay all federal income taxes on the transfer to Buyer of the HWP Shares and the HWI Shares hereunder. The Seller shall be responsible for and shall pay all costs, liabilities and other obligations incurred by the Seller in connection with the performance of and compliance with all transactions, agreements and conditions contained in this Agreement to be performed or complied with by the Seller, including legal and accounting fees.

     12. Buyer's Conditions of Closing. The obligation of Buyer to purchase the HWP Shares and HWI Shares and to consummate the transactions hereunder shall be subject to and conditioned upon the satisfaction at the Closing of each of the following conditions;

     (a) All representations and warranties of the Seller contained in this Agreement and the Schedules hereto shall be true and correct at and as of the Closing Date, the Seller shall have performed all agreements and covenants and satisfied all conditions on their part to be performed or satisfied by the Closing Date pursuant to the terms of this Agreement, and Buyer shall have received a certificate of such parties dated the Closing Date to such effect.

     (b) The Seller shall have delivered to Buyer a Certificate of title appropriate authority of the State of Nevada certifying as of a date reasonably close to the Closing Date that the Seller has filed all required reports, paid all required fees and taxes and is, as of such date, in good standing and authorized to transact business as a corporation;

     (c) Ray and such other officers and directors of HWP and HWI as the Buyer may require shall have delivered the written resignations, effective on the Closing Date.

     (d) The Seller shall have delivered to Buyer the certificates and other instruments representing all of the HWP Shares and the HWI Shares, duly endorsed for transfer or accompanied by appropriate stock powers (in either case executed in blank or in favor of Buyer with the execution thereof guaranteed by a bank or trust company), together with all other documents necessary or appropriate to validly transfer the HWP Shares and HWJ Shares to Buyer free and clear of all security interests, Liens, encumbrances and adverse claims. In the event that the HWP Shares and the HWI Shares cannot be found or located, the Seller shall have executed and delivered any affidavits of lost certificates as may be necessary for the issuance of new certificates.

     (e) Any necessary approvals required under all loan agreements, indentures or other debt documents of the Seller HWP, or HWI, and

     (f) The Seller shall, at its own cost and expense, obtain a fairness opinion from independent corporate counsel that the transactions contemplated by this Agreement are fair to the Seller

     13. Seller's Conditions of Closing. The obligations of the Seller to sell the HWP Shares and HWI Shares and to consummate the transactions hereunder shall be subject to and conditioned upon the satisfaction at the Closing of each of the following conditions.

     (a) All representations and warranties of Buyer contained in this Agreement shall be true and correct at and as of the Closing Date and Buyer shall have performed all agreements and covenants and satisfied all conditions on its part to be performed or satisfied by the Closing Date pursuant to the terms of this Agreement.

     (b) The Buyer shall have effected payment of the Purchase Price and. in connection therewith, shall have executed and delivered the Buyer's Note and the Security Agreement to the Seller in the form attached hereto as Exhibit

     (c) The Buyer shall have executed and delivered to the Seller the Liabilities Undertaking in the form attached hereto as Exhibit "B".

     14. Superseding Agreement. The parties hereby acknowledge and agree that this Agreement has been prepared, executed and delivered in amendment and modification of the Original Purchase Agreement and is intended by the parties to be the controlling agreement as to the rights, duties, and responsibilities of the parties regarding the transactions made the subject thereof. The parties specifically acknowledge that they have negotiated the terms and condition of this Agreement with the expectation that any revisions, changes, deletions or additional terms that may be set forth herein are intended by the parties as such and that, in the vent that any conflict arises in the construction or interpretation of the terms and/or provisions of this Agreement and the Original Purchase Agreement, this Agreement shall govern and control.

     15. Cooperation. The Seller agrees to cooperate with and assist the Buyer in consummating the terms and conditions of this Agreement. The parties further hereby agrees to execute and deliver such instruments. Assignments, or other documents as may be reasonably necessary to effectuate and/or evidence the terms of this Agreement.

     16. Voluntariness; Advice of Counsel. This Agreement is fully and voluntarily entered into by the parties hereto, and each of them, on the advice of their counsel and have not relied upon the advice and/or direction of any other party, Each party hereto states that they have read this Agreement, obtained advice of counsel, understands all of its terms, and executes it voluntarily and of their own free will and accord with the full knowledge and understanding of its legal significance and consequences.

     17. Notification of Parties All notices requests, demands and other communications provided for hereunder shall be sent or communicated in writing by certified mail, return receipt requested, courier, telex or tested telex, telegram or cable (confirmed, in the case of a telex, telegram or cable, by a letter delivered personally or dispatched by first class mail within twenty-four
(24) hours of the dispatch of such telex, telegram or cable), or facsimile transmission telephonically confirmed, shall be mailed or sent or delivered to the parties at their last known address. Any party may, by notice as provided above, designate in writing a different address for the sending of notices. Any such notice shall be effective as of the date of receipt by the receiving party.

     18. Terms Contractual. It is expressly understood and agreed by all parties that the terms hereof are contractual and not merely recitals, and that the agreements contained herein and the consideration transferred are for the purposes described herein, and to compromise doubtful and disputed claims, avoid litigation and buy peace.

     19. Entire Agreement; Merger. This Agreement, together with any and all documents. instruments and agreements which may be executed in connection herewith, embodies the entire agreement and understanding among the parties hereto and supersedes all prior negotiations, agreements and understandings relating to the subject matter hereof There exists no other agreements or understandings between the parties, explicit or implicit. with respect to the subject matter hereof. Each party acknowledges that it has expressly bargained for a prohibition of any implied or oral amendments or modifications of any kind, nature or character. Each party acknowledges and agrees that this Agreement is fully integrated and not in need of parole evidence in order to reflect the intentions of the parties, and that the parties intend the literal words of this Agreement to govern the transactions described herein, and for all prior negotiations, drafts and other extraneous communications to have no significance or evidentiary effect whatsoever.

     20. Survival. All of the terms, conditions, warranties and representations contained in this Agreement shall survive, in accordance with their terms, delivery by Buyer of the consideration to be given by it hereunder and delivery by the Shareholders of the consideration to be given by them hereunder, and shall survive the execution hereof and the Closing hereunder.

     21. Benefit. Each of the parties to this Agreement understand and agree that this Agreement shall be binding upon and inure to the benefit of the parties hereto as well as their respective employees, officers, directors, shareholders, agents, affiliates, subsidiaries, parent companies, legal representatives, accountants, attorneys, heirs, estates, legal representatives, and assigns.

     22. Waiver. The failure of either party to insist in any one or more instances upon performance of any term or condition of this Agreement or any applicable contracts hereunder shall not be construed as a waiver of its future performance or rights thereunder. The obligations of either party with respect to such term, covenant, or condition shall continue in force and effect.

     23. Modification of Agreement. The parties further acknowledge and agree that no waiver, amendment, modification, supplement, termination or other change to this Agreement shall be effective unless the same shall be in writing and signed by the party against whom such waiver or other modification is sought to be enforced.

     24. Severability. In the event any one or more of the provisions contained herein shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not in any manner affect the remaining provisions hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provisions had never been contained herein.

     25. Governing Law. This Agreement and the other agreements executed in connection herewith shall be enforced construed, and interpreted pursuant to the laws of the State of Texas. This Agreement shall be performable by the parties hereto in Newton County Texas.











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



     26. Headings. Headings and captions are included solely for convenience of reference and if there is any conflict between captions and the text of this Agreement, the text shall control.

     27. Counterparts. This Agreement may be executed in two (2) or more counterparts each of which shall be deeme+d an original for all purposes but all of which together shall constitute the same agreement.

     28. Merger of Documents. This Agreement and all agreements and documents contemplated hereby constitute one agreement and are interdependent upon each other in all respects.

     29. Incorporation of Exhibits and Schedules. All Exhibits and Schedules attached hereto are by this reference incorporated herein and made a part hereof for all purposes as if fully set forth herein.

     IN WITNESS WHEREOF the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year hereinabove first set forth.

                            SELLER:

                            PHOENIX RESOURCES TECHNOLOGIES, INC.

                            By /s/ James R. Ray
                               -------------------
                               Name: James R. Ray
                                Title: President

                            BUYER:

                               /s/ James E. Hughes, Sr.
                               ------------------------
                               James E. Hughes





















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